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                                                                    EXHIBIT 23.2

             [LETTERHEAD OF RYDER SCOTT COMPANY, L.P. APPEARS HERE]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

   We consent to the incorporation by reference in the following registration statements of Vastar Resources, Inc. (the "Company"), Registration Statement on Form S-8 (No. 33-80850), Registration Statement on Form S-8 (No. 33-87814), Registration Statement on Form S-8 (No. 33-87816), Registration Statement on Form S-8 (No. 33-87818), Registration Statement on Form S-8 (No. 333-24077), Registration Statement on Form S-8 (No. 333-77095), Registration Statement on Form S-8 (No. 333-93777), Registration Statement on Form S-3 (No. 33-86310) and Registration Statement on Form S-3 (No. 333-79481), of our report dated January 14, 2000 on our audit of the remaining proved reserves attributable to the properties owned by the Company as of December 31, 1999.

                                          /s/ RYDER SCOTT COMPANY, L.P.
                                          -------------------------------------
                                          RYDER SCOTT COMPANY, L.P.

March 2, 2000